UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2010

DDi CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30241

Delaware	061576013
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1220 Simon Circle, Anaheim, CA 92806
(Address of principal executive offices, including zip code)

714-688-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2010, the Board of Directors of DDi Corp. (the "Company") adopted the Senior Management Bonus Program for the fiscal year ending December 31, 2011 (the "2011 Bonus Program"). Selected employees, including all of the Company's executive officers, are eligible to participate in the 2011 Bonus Program. Each participant in the 2011 Bonus Program has been assigned a target annual cash bonus. Participants may earn bonuses based on (a) the achievement by the Company of certain financial goals set forth in the Company's annual budget related to the Company's EBITDA from the Company's consolidated operations less the total amount of bonus payments awarded under the 2011 Bonus Program and certain other adjustments ("Net EBITDA"); and (b) meeting annual personal objectives established for each participating employee.

Under the 2011 Bonus Program, (i) the target bonus for Mikel Williams, the President and Chief Executive Officer of the Company, is 100% of his base salary, with the opportunity to earn up to 135% of this amount based on the level of personal performance and the achievement of the Company's financial goals; (ii) the target bonus for Michael Dodson, the Chief Financial Officer of the Company, is 50% of his base salary, with the opportunity to earn up to 135% of this amount based on the level of personal performance and the achievement of the Company's financial goals; (iii) the target bonus for Mike Mathews, the Chief Operations Officer of the Company, is 50% of his base salary, with the opportunity to earn up to 125% of this amount based on the level of personal performance and the achievement of the Company's financial goals; and (iv) the target bonus for Jerry Barnes, the Senior Vice President of Sales of the Company, is 80% of his base salary, with the opportunity to earn up to 125% of this amount based on the level of personal performance and the achievement of the Company's financial goals. Bonus payouts are subject to pro-ration in the event participants are on leave. The 2011 Bonus Program also provides the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Company's named executive officers.

On December 7, 2010, the Board of Directors of the Company also approved an amendment to the Company's 2005 Stock Incentive Plan, as amended, to allow holders of option holders to exercise stock options through a net exercise by surrendering to the Company shares otherwise receivable upon exercise of the option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDI CORP

Date: December 10, 2010	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer